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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 23, 2002

Household Auto Receivables Corporation
(Exact name of registrant as specified in its charter)

United States	333-58404	36-4220459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
c/o Household Finance Corporation		60070
	Attention: Michael J. Forde	(Zip Code)
2700 Sanders Road Prospect Heights, Illinois (Address of Principal Executive Offices)

Registrant's telephone number including area code—(847) 564-5000

(Former name or former address, if changed since last report)

Item 5.    Other Events

        The consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (filed with the Securities and Exchange Commission, or "SEC", on March 26, 2002, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 31, 2001 included in the Quarterly Report in Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2002 (filed with the SEC on May 13, 2002); as of June 30, 2002 and for the periods ending June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2002 (which was filed with the SEC on August 14, 2002), and the Current Reports on Form 8-K of Ambac Financial Groups, Inc. filed with the SEC on January 25, 2002, April 18, 2002, July 19, 2002 and August 14, 2002, as they related to Ambac Assurance Corporation, are hereby incorporated by reference in (i) this Current Report on Form 8-K; and (ii) the Prospectus Supplement, dated as of August 21, 2002, and shall be deemed to be a part hereof.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Not applicable

(b)
Not applicable

(c)
Exhibits:

23.1
Consent of KPMG LLP regarding financial statements of the Insurer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD AUTO RECEIVABLES CORPORATION
By:	/s/ STEVEN H. SMITH
Name: Steven H. Smith Title: Vice President and Assistant Treasurer

Dated: August 23, 2002

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP regarding financial statements of the Insurer.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX